EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated April 29, 2016, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Reading International, Inc. on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Reading International, Inc. on Forms S-8 (File No. 333-112069, effective January 21, 2004, File No. 333-167101, effective May 26, 2010) and on Form S-3 (File No. 333-162581, effective October 20, 2009).

/s/ GRANT THORNTON LLP Los Angeles, California April 29, 2016